                                                                 EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement of Stan Lee Media, Inc. on Form S-3 of our report dated February 4, 2000, included in the Company's Annual Report on Form 10-KSB of Stan Lee Media, Inc. for the year ended December 31, 1999 and to our report dated November 5, 2000 for Conan Properties, Inc., included in Form 8-K/A and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Los Angeles, CA
November 24, 2000